  Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink   847-607-2012

Conference call to be held October 25, 2007 at 4:00 p.m. Central time – Dial 866-814-8448 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 22nd by dialing 888-266-2081, access code 1137831.  To hear a simulcast of the call over the internet, or to access an audio archive of the call, go to the Investor Relations page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THIRD QUARTER 2007

Lake Forest, Illinois, October 25, 2007—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2007.

THIRD QUARTER AND YEAR-TO-DATE RESULTS

Revenues for the quarter ended September 30, 2007 were $237.3 million, up 16.8% from $203.3 million in the third quarter of 2006.  Acquisitions less than 12 months old contributed $12.3 million to the $34.0 million revenue growth in the third quarter of 2007. Gross profit was $106.8 million, up 18.0% from $90.5 million in the third quarter last year. Gross profit as a percent of revenues was 45.0% versus 44.5% in the third quarter of 2006.

Net income for the third quarter of 2007 was $32.9 million or $0.37 per diluted share compared with net income of $27.5 million or $0.30 per diluted share for the third quarter of 2006.  During the second quarter of 2007 we completed a 2-for-1 stock split.  All historical per share numbers have been adjusted for the split.

For the nine months ended September 30, 2007, revenues increased to $681.2 million, up 17.3% from $580.9 million in the same period a year ago.  Gross profit was $305.6 million, up 19.0% from $256.8 million in the same period a year ago.  Gross profit as a percent of revenues was 44.9% versus 44.2% in the same period in 2006.  Earnings per diluted share increased 24.3% to $1.05 from $0.84 per diluted share in the same period a year ago.

Cash flow from operations was $128.1 million for the first nine months of 2007. Cash flow and increased loan balances funded $95.2 million in stock repurchases, $79.0 million in acquisitions and international investments and $37.6 million in capital spending.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$7,703	$13,492
Short-term investments	812	2,548
Accounts receivable, less allowance for doubtful
accounts of $5,985 in 2007 and $5,411 in 2006	154,763	130,354
Deferred tax asset	14,431	16,072
Asset group held for sale	-	33,674
Other current assets	26,514	22,462
Total current assets	204,223	218,602
Property, plant and equipment, net	185,327	156,953
Other assets:
Goodwill	920,848	813,973
Intangible assets, less accumulated amortization of
$14,068 in 2007 and $11,454 in 2006	143,664	115,879
Other	20,235	22,499
Total other assets	1,084,747	952,351
Total assets	$1,474,297	$1,327,906

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$16,440	$22,681
Accounts payable	35,597	25,033
Accrued liabilities	75,064	75,434
Deferred revenue	13,507	11,662
Liability group held for sale	-	7,221
Total current liabilities	140,608	142,031
Long-term debt, net of current portion	545,146	443,115
Deferred income taxes	119,009	105,521
Other liabilities	13,468	12,158
Common shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000
shares authorized, 86,971,032 issued and outstanding
in 2007, 88,503,930 issued and outstanding in 2006)	870	443
Additional paid in capital	180,042	252,568

Accumulated other comprehensive income	14,033	5,229
Retained earnings	461,121	366,841
Total shareholders' equity	656,066	625,081
Total liabilities and shareholders' equity	$1,474,297	$1,327,906

Total debt to capitalization percentage ratio	46.1%	42.7%
Calculation of total debt to capitalization percentage ratio:
Total debt	$561,586	$465,796
Shareholders' equity	656,066	625,081
Capitalization	$1,217,652	$1,090,877

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(unaudited)				(unaudited)
	2007		2006		2007		2006
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev

Revenues	$237,323	100.0%	$203,267	100.0%	$681,217	100.0%	$580,940	100.0%

Cost of revenues	130,509	55.0%	112,744	55.5%	375,650	55.1%	324,103	55.8%

Gross profit	106,814	45.0%	90,523	44.5%	305,567	44.9%	256,837	44.2%

Selling, general and administrative expenses	43,665	18.4%	35,791	17.6%	124,711	18.3%	104,508	18.0%
Amortization	929	0.4%	1,178	0.6%	2,679	0.4%	2,473	0.4%
Total SG&A expense and amortization	44,594	18.8%	36,969	18.2%	127,390	18.7%	106,981	18.4%

Income from operations before acquisition integration and other expenses	62,220	26.2%	53,554	26.3%	178,177	26.2%	149,856	25.8%

Gain on sale of assets	-	0.0%	-	0.0%	(1,898)	-0.3%	-	0.0%
Impairment of intangible asset	-	0.0%	-	0.0%	228	0.0%	-	0.0%
Impairment of fixed assets	-	0.0%	-	0.0%	1,261	0.2%	300	0.1%
Acquisition integration expenses	360	0.2%	519	0.3%	1,279	0.2%	1,814	0.3%

Income from operations	61,860	26.1%	53,035	26.1%	177,307	26.0%	147,742	25.4%

Other income (expense):
Interest Income	307	0.1%	490	0.2%	1,245	0.2%	997	0.2%
Interest expense	(8,864)	-3.7%	(7,810)	-3.8%	(24,840)	-3.6%	(20,969)	-3.6%
Investment in security write down	-	0.0%	-	0.0%	-	0.0%	(1,000)	-0.2%
Insurance proceeds	-	0.0%	-	0.0%	500	0.1%	-	0.0%
Other expense, net	(247)	-0.1%	(580)	-0.3%	(1,030)	-0.2%	(1,810)	-0.3%
Total other income (expense)	(8,804)	-3.7%	(7,900)	-3.9%	(24,125)	-3.5%	(22,782)	-3.9%

Income before income taxes	53,056	22.4%	45,135	22.2%	153,182	22.5%	124,960	21.5%

Income tax expense	20,161	8.5%	17,603	8.7%	58,902	8.6%	48,735	8.4%

Net income	$32,895	13.9%	$27,532	13.5%	$94,280	13.8%	$76,225	13.1%

Earnings per share-diluted	$0.37		$0.30		$1.05		$0.84
Weighted average number of common shares outstanding-diluted	89,794,892		90,495,268		90,068,563		90,485,544

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the nine months ended
	September 30,
	2007	2006
	(unaudited)
Operating Activities:
Net income	$94,280	$76,225
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	(1,898)	-
Impairment of fixed assets	1,261	300
Impairment of permit intangible	228	-
Write down of investment in securities	-	1,000
Stock compensation expense	7,855	7,927
Excess tax benefit of disqualifying dispositions of stock options and
exercise of non-qualified stock options	(3,414)	(7,783)
Depreciation	19,975	17,636
Amortization	2,679	2,473
Deferred income taxes	11,958	7,814
Changes in operating assets and liabilities, net of
effect of acquisitions
Accounts receivable	(13,931)	(18,131)
Other assets	1,845	(1,723)
Accounts payable	6,044	(6,466)
Accrued liabilities	(445)	34,430
Deferred revenue	1,706	1,015

Net cash provided by operating activities	128,143	114,717

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(78,966)	(142,922)
Proceeds from maturity/(purchases) of short-term investments	1,763	(2,901)
Proceeds from sale of assets	26,453	-
Proceeds from sale of property and equipment	-	601
Capital expenditures	(37,602)	(25,556)

Net cash used in investing activities	(88,352)	(170,778)

Financing Activities:
Proceeds from issuance of note payable	-	5,953
Repayment of long-term debt	(32,374)	(13,936)
Net borrowings on senior credit facility	68,623	69,139
Principal payments on capital lease obligations	(49)	(669)
Excess tax benefit of stock options exercised	3,414	7,783
Purchase/cancellation of treasury stock	(95,174)	(26,060)
Proceeds from other issuances of common stock	11,441	13,122

Net cash (used in) provided by financing activities	(44,119)	55,332
Effect of exchange rate changes on cash	(1,461)	(2,916)
Net decrease in cash and cash equivalents	(5,789)	(3,645)
Cash and cash equivalents at beginning of period	13,492	7,825

Cash and cash equivalents at end of period	$7,703	$4,180
Non-cash activities:

Net issuances of notes payable for certain acquisitions	$54,108	$27,957
Net issuances of common stock for certain acquisitions	$365	$750